UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2007 (October 29, 2007)
AMSURG CORP.
(Exact name of registrant as specified in charter)

Tennessee	000-22217	62-1493316
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)
(615) 665-1283
(Registrant’s telephone Number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 29, 2007, AmSurg Corp. (the “Company”) entered into that certain First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of October 29, 2007, by and among the Company, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders (the “First Amendment”). The First Amendment increases the lender commitment and borrowing capacity under the Third Amended and Restated Credit Agreement from its existing level of $200,000,000 to $300,000,000.
     The summary of the foregoing transaction is qualified in its entirety by reference to the text of the First Amendment, which is included as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 29, 2007, the Company entered into the First Amendment, the material terms of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of October 29, 2007, by and among AmSurg Corp., the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: November 2, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1
First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of October 29, 2007, by and among AmSurg Corp., the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders.